Exhibit 99.01

Certification Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the
Sarbanes – Oxley Act of 2002

I, Calvin S. McKay, the Chief Financial Officer of Haynes International, Inc., certify that (i) the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Haynes International, Inc.

/ss/ Calvin S. McKay Calvin S. McKay Chief Financial Officer May 15, 2003 Date

I, Francis J. Petro, the Chief Executive Officer of Haynes International, Inc., certify that (i) the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Haynes International, Inc.

/ss/ Francis J. Petro Francis J. Petro Chief Executive Officer May 15, 2003 Date